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                                REVOCABLE PROXY
                          CAPITAL BANK & TRUST COMPANY
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  X   PLEASE MARK VOTES
      AS IN THIS EXAMPLE
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                                                                                                             FOR    WITH-  FOR ALL
                                                                                                                    HOLD    EXCEPT
       FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS                1. To elect as Directors the           ------- ------- -------
               TO BE HELD ON APRIL 24, 2001                            Nominees listed below:
                                                                                                           -------  -------  -------
        THIS PROXY IS SOLICITED BY AND ON BEHALF OF                    Class I: Clenna G. Ashley, Albert J. Dale, III, R. Rick Hart,
                  THE BOARD OF DIRECTORS                                        John W. Gregory, Jr., H. Edward Jackson, III

The undersigned holder of Common Stock, $4.00 par value             INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
per share ("Common Stock") of CAPITAL BANK & TRUST                  NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN
COMPANY (the "Bank") hereby appoints R. RICK HART AND               THE SPACE PROVIDED BELOW.
JOHN W. GREGORY, JR., each with full power to appoint his           ----------------------------------------------------------------
substitute, as proxy for the undersigned to attend, vote                                                     FOR    AGAINST  ABSTAIN
and act for and on behalf of the undersigned at the Annual          2. To Consider and act upon a proposal -------  -------  -------
Meeting of Shareholders of the Bank to be held at the                  to create a bank holding company
Community Room of the Bank located at 1816 Hayes Street,               for Capital Bank & Trust Company by -------  -------  -------
Nashville, Tennessee 37203, on Tuesday, April 24, 2001                 approving and adopting the Agreement and Plan of Share
(the "Meeting") at 4:30 p.m. (Local Time), and at any                  Exchange between Capital Bank & Trust Company and Capital
adjournments and postponements thereof, and hereby revokes             Bancorp, Inc., dated March 5, 2001, pursuant to which there
any proxy previously given by the undersigned. The record              will be an exchange of each whole share of common stock of
date for the Annual Meeting is March 19, 2001.                         Capital Bank & Trust Company for one whole share of common stock of Capital Bancorp, Inc.
                                                                                                             FOR    AGAINST  ABSTAIN
                                                                    3. To ratify the appointment of        -------  -------  -------
                                                                       Maggart & Associates, P.C., as
                                                                       independent auditors for the Bank   -------  -------  -------
                                                                       for the fiscal year ending December 31, 2001.
    Please be sure to sign and date  ---------------------
      this Proxy in the box below.   Date                           4. In their discretion, the Proxies are authorized to vote upon
----------------------------------------------------------             such other business as properly may come before the meeting.

                                                                                                                             -------
                                                                    PLEASE CHECK BOX IF YOU PLAN  -------------------------
                                                                    TO ATTEND THE MEETING.                                   -------

-----Shareholder sign above-------Co-holder (if any)------
                                     sign above
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                          DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
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                          CAPITAL BANK & TRUST COMPANY
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   The Common Stock represented by this proxy will be voted in accordance with any choice specified in this proxy. IF NO SPECIFICATION IS MADE, THE
   PERSONS NAMED ABOVE WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF THE
   DIRECTORS NAMED IN THIS PROXY AND FOR THE RATIFICATION OF THE SPECIFIED
   AUDITORS, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTER TO
   PROPERLY COME BEFORE THE ANNUAL MEETING. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Bank.


   The following rules apply to this proxy: When shares are held by joint tenants, both should sign. If you are signing as attorney, executor, administrator, trustee, or guardian, you must give your full title as such. If you are signing on behalf of a corporation or limited liability company, you must sign in full corporate name by the president, chief manager or other authorized officer. If you are signing on behalf of a partnership, you must sign in partnership name by an authorized person.


                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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